Exhibit 99.1

Jernigan Capital, Inc. Announces Agreement to Internalize External Manager

~ Significant G&A Savings Expected to be Immediately Accretive to Per Share Earnings~

~Reinforces Alignment of Interest with Stockholders ~

~Along with Dividend Rightsizing, Furthers Transformation into Equity REIT~

MEMPHIS, Tennessee, December 16, 2019 / Business Wire / Jernigan Capital, Inc. (the “Company”) (NYSE: JCAP) today announced that it has executed a definitive asset purchase agreement with JCAP Advisors, LLC (“the Advisor”), the Company’s external advisor, in which Jernigan Capital Operating Company, LLC (the “Operating Company”), will acquire the business assets and liabilities of the Advisor, thereby internalizing the Advisor (the "Internalization" or the "Transaction"). Consideration to the Advisor will consist exclusively of units of membership interests in the Operating Company (“OpCo Units”), which may be tendered for redemption one year after issuance for cash, or at the Company’s option, on a one-for-one basis in exchange for shares of the Company’s common stock (the “Common Stock”). The owners of the Advisor will receive no cash in the Internalization. The Transaction, which is subject to stockholder approval and other customary closing conditions, is expected to close during the first quarter of 2020. As a result of the Internalization, the Company will directly employ the existing management team and all other employees of the Advisor. The Internalization is expected to be immediately accretive to earnings per share and adjusted earnings per share.

Material Terms of the Internalization Agreement are as Follows:

•	The Operating Company will acquire all business assets and liabilities of the Advisor in exchange for consideration consisting solely of OpCo Units as follows:
o	1,794,872 million OpCo Units issuable at closing (the “Initial Consideration”), having a value of approximately $31.6 million based on the closing price of the Common Stock on December 16, 2019
o	Contingent consideration of 769,231 million OpCo Units (the “Earn-Out Consideration), having a value of approximately $13.5 million computed on same basis as the Initial Consideration. The Earn-Out Consideration is issuable, if at all, on the earlier of:
•	(1) the Common Stock trading at or above a daily volume weighted price of $25.00 per share for at least 30 days during any trailing 365-day period prior to December 31, 2024, or
•	(2) a change of control of the Company that is approved by the board of directors and stockholders of the Company occurs prior to December 31, 2024
•	Dividends on Initial Consideration will be pro-rated based on date of issuance; no dividends will be payable on Earn-Out Consideration unless and until OpCo Units constituting Earn-Out Consideration are issued, and only from and after the date of issuance;
•	A Lock-Up Period prohibiting the transfer or redemption of the OpCo Units will apply for one (1) year from the issuance of the Initial Consideration (the “Lock-Up Period”); after the Lock-Up Period, holders of the OpCo Units (or any Common Stock issuable upon redemption thereof) may dispose of no more than 145,000 shares per quarter;
•	John Good (Chief Executive Officer) and Jonathan Perry (President and Chief Operating Officer) have executed employment agreements with the Company effective at closing of the Transaction; and
•	Transaction closing conditioned on affirmative vote of a majority of the shares of Common Stock (other than those shares owned by owners of the Advisor).

The terms of the Transaction were negotiated on behalf of the Company and unanimously approved by a special committee consisting of all of the independent directors of the Company (the "Special Committee"). The Special Committee received a fairness opinion from HFF Securities L.P., a JLL Company to the effect that, as of December 16, 2019, subject to the assumptions and qualifications contained in such opinion, the Consideration to be paid in the Transaction is fair, from a financial point of view, to the stockholders of the Company who are not affiliated with the Manager or its affiliates.

Harry J. Thie, Chairman of the Special Committee, stated, “We are extremely excited to announce an Internalization transaction substantially in advance of the initial expiration date set forth in the Management Agreement between the Company and the Advisor. Under the direction of the Advisor and its excellent team, the Company has executed a complicated business plan and transformation from a finance company to an owner-operator of an extremely high-quality portfolio of well-located self-storage properties. The merits of this transaction are economically evident in an estimated net general and administrative annual savings of $17.8 million in calendar year 2020 and immediate accretion to earnings per share, adjusted earnings per share and cash flow. In approving the Internalization agreement, the Special Committee believes that the terms of the proposed transaction create excellent alignment of interests between management and stockholders, provide an incentive for long-term value creation and enhance the attractiveness of the Company to institutional investors focused on the REIT industry.”

“The JCAP team is proud of the business we have built and value we have created since the Company’s IPO in 2015” stated John Good, the Company’s Chief Executive Officer. “We started as a specialty finance company with a business plan and $110 million of capital and have in less than five years converted that plan and capital into an investment portfolio valued in excess of $1 billion consisting of some of the newest, best constructed and best located self-storage facilities in the world. Completion of the Internalization is one of the last steps in our transformation to an equity REIT and creates the platform to maximize the future earnings potential of and stockholder value from our best-of-class self-storage portfolio.” Mr. Good added, “This platform is expected to operate at a G&A level commensurate with our REIT industry peers. Furthermore, upon completion of the Internalization, the legacy management team and founder will be highly aligned with stockholders through an estimated combined 12.8% equity stake in the Company on a fully diluted basis.”

Key Reasons for the Internalization

The Special Committee considered a number of factors in recommending approval of the Internalization, including the key reasons set forth below:

•	Elimination of base management fee and incentive fees and termination fees;

•	The REIT is expected to realize net G&A savings of roughly $17.8 million based on management’s 2020 base case G&A assumptions including incentive fees;

•	Immediately accretive to the REIT's earnings per share, adjusted earnings per share and free cash flow per share;

•	Internalization price is payable solely in Company Common Stock equivalents, creating greater alignment of interest between the Company and its senior management team;

•	Performance based earn-out incentivizes management to maximize earnings potential and value of the Company’s portfolio of self-storage properties;

•	Company continues to benefit from the expertise, platform and industry relationships of the Advisor’s employees while operating under a more efficient cost structure; and

•	Satisfies the capital markets' preference for internal asset management.

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Advisors

•	HFF Securities L.P., a JLL Company served as financial advisor to the Special Committee and the REIT.

•	Hunton Andrew Kurth LLP served as legal counsel to the Special Committee.

•	FPL Associates served as compensation consultant to the Special Committee

•	Morrison & Foerster LLP served as legal counsel to JCAP.

•	King & Spalding LLP served as legal counsel to JCAP Advisors.

•	Raymond James & Associates, Inc. served as financial advisor to JCAP Advisors

Transition of Leadership

The Company also announced that, effective December 31, 2019, Dean Jernigan, the founder and Executive Chairman of the Company, will retire as a director, and John Good, the Chief Executive Officer of the Company, will assume the role of Chairman. In his letter to the Board of Directors announcing his retirement, Mr. Jernigan stated:

“On April 1, 2015 we started with a strategy and execution plan, and we were given $100 million to try to make it work. Since that time, we have collectively built, literally and figuratively from dirt, a billion dollar plus self-storage portfolio that is pound-for-pound the best in the world. JCAP has assembled, with your continued support, a world-class JCAP team, which has aligned with leading developers, asset managers and capital partners. The Company is in great hands. John has been here since the beginning and has been the co-author of the story to date. He is highly respected by the institutional investment community, our lenders, sell-side analysts, REIT CEOs and other thought leaders in the sector and, most importantly, our team. Jonathan is considered one of the preeminent self-storage industry talents – a 25-year veteran who is universally lauded by operators of all sizes as one of the great investment minds in the sector. Together they form a dynamic pairing of senior executives who, I am highly confident, are poised to do great things with JCAP in the coming years.”

Mr. Jernigan will remain available to the Company as a consultant on a non-exclusive basis. Commenting on the leadership transition, Mr. Good stated: “Dean has been a visionary in the self-storage industry for nearly 35 years, and it has been the greatest privilege of my business life to have partnered with him in building JCAP. Given that he and his family will continue to be one of our largest stockholders, we expect he will continue to maintain a keen interest in our growth and will, in a consulting role, continue to contribute in a material way to the success of the Company. Management and the Board join in wishing Dean and Kristi the best in retirement, knowing that we will have ready access to his wisdom, experience, creativity and counsel whenever we need it.”

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Updated Dividend Policy

The Company also announced that, as previously communicated since earlier in 2019, management and the Company’s Board of Directors have undertaken a comprehensive review of many of the Company’s corporate policies, including its dividend policy. Based on this analysis and in connection with the Company’s accelerated transition to an equity REIT, the Board of Directors has elected to right-size the Company’s annual dividend, effective with the first quarter 2020 dividend payable in April 2020. The Board of Directors has determined that the new annual dividend rate with respect to the Company’s Common Stock will be $0.92 per share, payable quarterly at the rate of $0.23 per share, and expects to declare the first quarter dividend at its February regular meeting. Commenting on the change in dividend policy, Mr. Good stated, “we have consistently advised the market and our stockholders that at such time as the Company is focused more on the ownership and operation, rather than the financing, of self-storage properties, it would be appropriate for the Company to adopt a dividend policy that resembled that of an equity REIT rather than a mortgage REIT. With our accelerated pace of developer buyouts in 2019 and expectation for a faster pace of buyouts in 2020, we believe that time has come.” Mr. Good added: “In establishing the dividend rate at $0.23 per quarter, (an annual rate of $0.92), we believe our Board of Directors reached an appropriate balance between providing an appropriate cash return based on the current cash flows of the Company and increases in the fair value of the Company’s development investments while recognizing that most of our properties are only partly through lease-up and should experience substantial increases in net operating income as the majority begin to stabilize.”

Additional Resources

The Company has posted a presentation providing specific details on the internalization and updated dividend policy under the Investor Relations section of its website titled: Jernigan Capital Internalization Presentation December 16, 2019, which can be accessed on this link: https://investors.jernigancapital.com/Corporateprofile.

About Jernigan Capital, Inc.

Jernigan Capital is a New York Stock Exchange-listed real estate investment trust (NYSE: JCAP) that provides debt and equity capital to private developers, owners and operators of self-storage facilities with a view to eventual outright ownership of facilities we finance. Our mission is to maximize shareholder value by accumulating a multi-billion-dollar investment portfolio consisting of the newest, most attractive and best located self-storage facilities in the United States through a talented and experienced team demonstrating the highest levels of integrity, dedication, excellence and community.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this press release. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties to the Purchase Agreement following announcement of the Purchase Agreement; (3) the inability to complete the Internalization due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Internalization; (4) risks that the proposed transaction disrupts current plans and operations as a result of the Internalization; (5) the impact, if any, of the announcement or pendency of the Internalization on the company’s relationships with its developer partners; (6) the amount of the costs, fees, expenses and charges related to the Internalization; (7) the risk that the expected accretion and G&A savings from the Internalization are not achieved; and (8) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Additional Information and Where to Find It

This press release relates to the proposed Internalization. In connection with the proposed internalization transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed internalization transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.jernigancapital.com, or by contacting the Company’s Investor Relations Department.

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 19, 2019 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Contact:

David Corak

(901) 567-9580

Investorrelations@jerningancapital.com

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